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                                                                Exhibit 4.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT




          Optionee:                              John D. Branch
                   -------------------------------------------------

          Number of Shares Subject to Option:           225,000
                                             -----------------------

          Exercise Price per Share:                    $  .9688
                                   ---------------------------------

          Date of Grand:                         April 16, 1999
                        --------------------------------------------


     1.  Background.  The Optionee named above (the "Optionee") has been offered
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a position as Senior Vice President of Harry's Farmers Market, Inc.  This option is granted as an inducement to the Optionee to accept such position.

     2.  Defined Terms.  For purposes of this Agreement, the following terms
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shall have the following meanings:

     "Board" means the Board of Directors of the Company.

     "Cause" has the meaning assigned to such term in any employment agreement between the Optionee and the Company.

     "Change of Control" means the occurrence of any of the following events:

         (a) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "1934 Act") ("Election Contest"), or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

         (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company
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     representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an acquisition pursuant to a Non-Qualifying
     Transaction (as defined in paragraph (c) below), or (E) a transaction
     (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (b); or

         (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial

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     owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction").

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the Treasury Regulations and rulings promulgated thereunder.

     "Committee" means the Compensation Committee of the Board, or any successor committee.

     "Company" means Harry's Farmers Market, Inc., a corporation organized under the laws of the State of Georgia.

     "Disability" means a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or, if no transactions were reported on such date, on the next preceding date on which transactions were so reported) on the Nasdaq National Market System or, if the Stock is not on such date listed on the Nasdaq National Market System, on the principal market in which such Stock is traded on such date.

     "Non-Qualified Stock Option" means a Stock Option that is not intended to be an incentive stock option as described in Section 422 of the Code.

     "Retirement" means normal retirement as defined in the Company's then-current retirement plan, or there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service.

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     "Stock" means the Class A Common Stock of the Company.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3.  Grant of Option.  The Company hereby grants to the Optionee a Non-
         ---------------
Qualified Stock Option to purchase, on the terms and conditions set forth in this Agreement, the number of shares of Stock indicated above, at the exercise price per share set forth above (the "Option").

     4.  Vesting of Option.  Unless the exercisability of the Option is
         -----------------
accelerated as provided in Section 5 below, the Option shall vest (become exercisable) in equal installments of 9,375 Option Shares each month for twenty-four months following the Effective Date.

     5.  Change of Control.
         -----------------

         (a) Accelerated Vesting. Notwithstanding the vesting schedule provided
             -------------------
     in Section 4 above, in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing prior to the occurrence of such Change of Control, the Option shall vest and become exercisable in full; and

         (b) Minimum  Payment.  In the event that pursuant to a Change in
             -----------------
     Control, this Option is redeemed or terminated by the Company or the surviving entity, as the case may be, the Optionee shall receive minimum proceeds of $165,000 in exchange for such Options:

     6.  Period of Option and Limitations on Right to Exercise.  The Option
         -----------------------------------------------------
will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c),
(d) and (e) below, provide in writing that the Option will extend until a later date:

         (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").

         (b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death, Disability or Retirement.

         (c) If the Optionee's employment terminates by reason of Disability or Retirement, the Option shall lapse one year after the date of the Optionee's termination of employment.

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         (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above and before the Option otherwise lapses, the Option shall lapse three years after the date of the Optionee's death. If the Optionee dies during the one-year period described in subsection (d) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

     If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Section 5 hereof).

     7.  Exercise of Option.  The Option shall be exercised by written notice
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directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Board may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

     Subject to the terms of this Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.

     8.  Limitation of Rights.  The Option does not confer to the Optionee or
         --------------------
the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to termination the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ or the Company or any Subsidiary.

     9.  Stock Reserve.  The Company shall at all times during the term of this
         -------------
Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

     10.  Optionee's Covenant.  The Optionee hereby agrees to use his best
          -------------------
efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests.

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     11.  Restrictions on Transfer and Pledge.  The Option may not be pledged,
          -----------------------------------
encumbered or hypothecated to or in favor of any party other than the Company or a Subsidiary, or be subject to any lien, obligation or liability of the Optionee to any other party other than the Company or a Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

     12.  Restrictions on Issuance of Shares.  If at any time the Board shall
          ----------------------------------
determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     13.  Successors.  This Agreement shall be binding upon any successor of the
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Company, in accordance with the terms of this Agreement.

     14.  Severability.  If any one or more of the provisions contained in this
          ------------
Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

     15.  Notice.  Notices and communications under this Agreement must be in
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writing and either personally delivered or sent by registered or certified
United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

               Harry's Farmers Market, Inc.
               1180 Upper Hembree Road
               Roswell, Georgia 30076
               Attn: Harry A. Blazer

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

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     IN WITNESS WHEREOF, Harry's Farmer's Market, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

                              HARRY'S FARMERS MARKET, INC.


                              By: /s/  Harry A. Blazer
                                  ---------------------
                                  Harry A. Blazer
                                  President

                              OPTIONEE:


                              /s/ John D. Branch
                              ---------------------
                              John D. Branch

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                                   EXHIBIT A
                                   ---------


                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                  COMMON STOCK OF HARRY'S FARMERSMARKET, INC.


                                        Name:__________________________

                                        Address:_______________________
                                                _______________________

                                        Date:__________________________

Harry's Farmers Market, Inc.
1180 Upper Hembree Road
Roswell, Georgia 30076
Attn:  Secretary

     Re:  Exercise of Non-Qualified Stock Option

     I elect to purchase _____________ shares of Class A Common Stock of Harry's Farmers Market, Inc. ("Stock") pursuant to that certain Non-Qualified Stock Agreement dated April 16, 1999 by and between Harry's Farmers Market, Inc. and John D. Branch. The purchase will take place on the exercise date which will be as soon as practicable following the date of this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice).

     On or before the exercise date, I will pay the full exercise price in the form specified below (check one):

          Cash Only:  by delivering a check to Harry's Farmers Market, Inc. for
          ---------
          $________________.

          Cash and Shares:  by delivering a check to Harry's Farmers Market,
          ---------------
          Inc. for $_____________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to the Company a stock certificate with my endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

          Shares Only:  by delivering to the Company a stock certificate with my
          -----------
          endorsement for shares of Company Stock that I have owned for at least six months. If the number of shares of Company Stock represented by such stock certificate exceeds the number needed to pay the exercise price, the Company will issue me a new stock certificate for the excess.

          Cash From Broker:  by delivering the purchase price from a broker,
          ----------------
          dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize the Company to issue stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

     Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

                                    Very truly yours,



                                    ________________________________
                                    John D. Branch
AGREED TO AND ACCEPTED:

HARRY'S FARMERS MARKET, INC.


By:________________________________________
  Name:____________________________________
  Title:___________________________________

Number of Option Shares Exercised:_________

Number of Option Shares Remaining:_________

Date:______________________________________


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